EXHIBIT 99

                               EXHIBIT INDEX



Exhibit

15.1 Letter of Coopers & Lybrand, Independent Accountants, regarding Awareness of Incorporation by Reference

23.2 Consent of Coopers & Lybrand, Independent Accountants



          The following exhibits are incorporated by reference into the Registration Statement with which this set of Exhibits is filed, as stated at pages II-2 through II-5 of the Registration Statement. Descriptions of said exhibits are incorporated herein by this reference to Item 16 of the Registration Statement.

          4.1, 4.2, 4.3, 4.4, 4.6, 4.7, 4.8, 4.9, 4.10,
          4.11, 4.12, 4.13, 4.14, 4.15,  4.16, 4.17,
          4.18, 4.19, 4.20, 4.21, 4.22, 4.23, 4.24,
          4.25, 4.26, 4.27, 4.28, 4.29  and 4.30

          The following exhibits were previously filed as stated at pages II-2 through II-5 of the Registration Statement.
Descriptions of said exhibits are incorporated herein by this reference to Item 16 of the Registration Statement.

                       4.5, 5.1, 23.1, 23.3 and 24.1